Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-172864, 333-180696, 333-186789, 333-202120 and 333-209756) of MagnaChip Semiconductor Corporation of our report dated February 21, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

February 21, 2017